Exhibit 99.1

Press Release

Assertio and Garda Mutually Agree to Extend Tender Offer Deadline

LAKE FOREST, IL – April 29, 2026 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), today announced that it has reached a mutual agreement with Garda Therapeutics, Inc. (“Garda”) to extend the deadline to commence the previously announced tender offer to acquire all outstanding shares of Assertio to May 4, 2026.

As previously announced on April 8, 2026, Assertio has entered into a definitive agreement (the “Garda Agreement”) to be acquired by Garda for $18.00 per share in cash, or a total cash consideration of $125.1 million, plus a contingent value right. The Garda Agreement includes a 20-day “window-shop” period. Under the terms of the window-shop provision, Assertio is free to engage with other parties who may provide superior value to shareholders. In the event the Board terminates the Garda Agreement in favor of a superior bid during the window-shop period, a reduced breakup fee would apply.

About Assertio

Assertio is a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs. Our focus is on supporting patients by marketing products primarily in the oncology market. To learn more about Assertio, visit www.assertiotx.com.

Investor and Media Contact

Longacre Square Partners

assertio@longacresquare.com

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Assertio Holdings, Inc. (“Assertio”), nor is it a substitute for the tender offer materials that Garda Therapeutics, Inc. (“Garda”) and its wholly owned acquisition subsidiary, Audi Merger Sub, Inc. (“Merger Sub”), will file with the Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy shares of Assertio’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Garda and Merger Sub intend to file with the SEC. In addition, Assertio will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Assertio on Schedule 14D-9 and related materials with respect to the tender offer and merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Assertio under the “Investors” section of Assertio’s website at www.assertiotx.com.

STOCKHOLDERS AND INVESTORS ARE STRONGLY ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF ASSERTIO ON SCHEDULE 14D-9 AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs. Forward-looking statements speak only as of the date they are made and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur.

In particular, this communication includes forward-looking statements regarding Assertio Holdings, Inc. (“Assertio” or the “Company”), the proposed tender offer by Audi Merger Sub, Inc., a wholly owned subsidiary of Garda Therapeutics, Inc. (“Garda”), to acquire all outstanding shares of the Company’s common stock and the subsequent merger pursuant to which the Company would become a wholly owned subsidiary of Garda, including, without limitation, statements regarding the expected timing and completion of these transactions and the parties’ ability to satisfy the conditions to consummation.

Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology.

These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, many of which are beyond the Company’s control and subject to change. Actual results could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially include, among others: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur in which case Rolvedon would be the Company’s only product; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the Company’s business and operating results (including the response of business partners and competitors and potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction); risks related to the diverting of management’s attention from the Company’s ongoing business operations; risks related to non-achievement of any contingent value right milestones and that holders will not receive payments in respect thereof; general economic and market conditions; and other risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and other filings. Many of these risks and uncertainties may be exacerbated by public health emergencies and general macroeconomic conditions.

The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements. The Company does not assume, and hereby disclaims, any obligation to update or revise any forward-looking statements, except as required by law.

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